[Execution Copy]















                        BROWN GROUP, INC.


                           $50,000,000


             7.36% SENIOR NOTES DUE OCTOBER 15, 2003


                          NOTE AGREEMENT


                   Dated as of October 24, 1995

                        TABLE OF CONTENTS
                     (Not Part of Agreement)
                                                                            Page

1.   AUTHORIZATION OF ISSUE OF NOTES.. . . . . . . . . . . . . . . . . . . - 1 -

2.   PURCHASE AND SALE OF NOTES. . . . . . . . . . . . . . . . . . . . . . - 1 -

3.   CONDITIONS OF CLOSING.. . . . . . . . . . . . . . . . . . . . . . . . - 2 -
     3A.  Certain Documents. . . . . . . . . . . . . . . . . . . . . . . . - 2 -
     3B.  Opinion of Purchaser's Special Counsel.. . . . . . . . . . . . . - 2 -
     3C.  Representations and Warranties; No Default.. . . . . . . . . . . - 3 -
     3D.  Purchase Permitted By Applicable Laws. . . . . . . . . . . . . . - 3 -
     3E.  Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . - 3 -
     3F.  Structuring Fee. . . . . . . . . . . . . . . . . . . . . . . . . - 3 -

4.   PREPAYMENTS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 3 -
     4A.  Required Prepayments.. . . . . . . . . . . . . . . . . . . . . . - 3 -
     4B.  Optional Prepayment With Yield-Maintenance Amount. . . . . . . . - 3 -
     4C.  Notice of Optional Prepayment. . . . . . . . . . . . . . . . . . - 4 -
     4D.  Partial Payments Pro Rata. . . . . . . . . . . . . . . . . . . . - 4 -
     4E.  Retirement of Notes. . . . . . . . . . . . . . . . . . . . . . . - 4 -

5.   AFFIRMATIVE COVENANTS.. . . . . . . . . . . . . . . . . . . . . . . . - 4 -
     5A.  Financial Statements; Notice of Defaults.. . . . . . . . . . . . - 4 -
     5B.  Information Required by Rule 144A. . . . . . . . . . . . . . . . - 6 -
     5C.  Inspection of Property.. . . . . . . . . . . . . . . . . . . . . - 6 -
     5D.  Covenant to Secure Note Equally. . . . . . . . . . . . . . . . . - 6 -
     5E.  Maintain Business and Insurance. . . . . . . . . . . . . . . . . - 6 -
     5F.  Compliance with Laws, Etc. . . . . . . . . . . . . . . . . . . . - 7 -

6.   NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . - 7 -
     6A.  Debt Maintenance.. . . . . . . . . . . . . . . . . . . . . . . . - 7 -
     6B.  Fixed Charge Coverage. . . . . . . . . . . . . . . . . . . . . . - 7 -
     6C.  Working Capital Maintenance. . . . . . . . . . . . . . . . . . . - 8 -
     6D.  Tangible Net Worth Maintenance.. . . . . . . . . . . . . . . . . - 8 -
     6E.  Priority Debt Maintenance. . . . . . . . . . . . . . . . . . . . - 8 -
     6F.  Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . - 8 -
     6G.  Loans, Advances, Investments and Contingent Liabilities. . . . . - 9 -
     6H.  Sale of Stock and Debt of Subsidiaries.. . . . . . . . . . . . .- 11 -
     6I.  Merger and Sale of Assets. . . . . . . . . . . . . . . . . . . .- 12 -

7.   EVENTS OF DEFAULT.. . . . . . . . . . . . . . . . . . . . . . . . . .- 13 -
     7A.  Acceleration.. . . . . . . . . . . . . . . . . . . . . . . . . .- 13 -
     7B.  Rescission of Acceleration.. . . . . . . . . . . . . . . . . . .- 16 -
     7C.  Notice of Acceleration or Rescission.. . . . . . . . . . . . . .- 16 -
     7D.  Other Remedies.. . . . . . . . . . . . . . . . . . . . . . . . .- 16 -

8.   REPRESENTATIONS, COVENANTS AND WARRANTIES.. . . . . . . . . . . . . .- 16 -
     8A.  Organization.. . . . . . . . . . . . . . . . . . . . . . . . . .- 16 -
     8B.  Financial Statements.. . . . . . . . . . . . . . . . . . . . . .- 16 -
     8C.  Actions Pending. . . . . . . . . . . . . . . . . . . . . . . . .- 17 -
     8D.  Outstanding Debt.. . . . . . . . . . . . . . . . . . . . . . . .- 17 -
     8E.  Title to Properties. . . . . . . . . . . . . . . . . . . . . . .- 17 -
     8F.  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .- 17 -
     8G.  Conflicting Agreements and Other Matters.. . . . . . . . . . . .- 17 -
     8H.  Offering of Notes. . . . . . . . . . . . . . . . . . . . . . . .- 18 -
     8I.  Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . .- 18 -
     8J.  ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .- 18 -
     8K.  Governmental Consent.. . . . . . . . . . . . . . . . . . . . . .- 19 -
     8L.  Environmental Compliance.. . . . . . . . . . . . . . . . . . . .- 19 -
     8M.  Disclosure.. . . . . . . . . . . . . . . . . . . . . . . . . . .- 19 -

9.   REPRESENTATIONS OF THE PURCHASER. . . . . . . . . . . . . . . . . . .- 19 -
     9A.  Nature of Purchase.. . . . . . . . . . . . . . . . . . . . . . .- 19 -
     9B.  Source of Funds. . . . . . . . . . . . . . . . . . . . . . . . .- 20 -

10.  DEFINITIONS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .- 20 -
     10A. Yield-Maintenance Terms. . . . . . . . . . . . . . . . . . . . .- 20 -
     10B. Other Terms. . . . . . . . . . . . . . . . . . . . . . . . . . .- 21 -
     10C. Accounting Principles, Terms and Determinations. . . . . . . . .- 29 -

11.  MISCELLANEOUS.. . . . . . . . . . . . . . . . . . . . . . . . . . . .- 29 -
     11A. Note Payments. . . . . . . . . . . . . . . . . . . . . . . . . .- 29 -
     11B. Expenses.. . . . . . . . . . . . . . . . . . . . . . . . . . . .- 29 -
     11C. Consent to Amendments. . . . . . . . . . . . . . . . . . . . . .- 30 -
     11D. Form, Registration, Transfer and Exchange of Notes; Lost Notes. - 30 -
     11E. Persons Deemed Owners; Participations. . . . . . . . . . . . . .- 31 -
     11F. Survival of Representations and Warranties; Entire Agreement . .- 31 -
     11G. Successors and Assigns; Transfer Restriction.. . . . . . . . . .- 31 -
     11H. Disclosure to Other Persons. . . . . . . . . . . . . . . . . . .- 31 -
     11I. Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . .- 32 -
     11J. Payments Due on Non-Business Days. . . . . . . . . . . . . . . .- 32 -
     11K. Satisfaction Requirement.. . . . . . . . . . . . . . . . . . . .- 32 -
     11L. Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . .- 33 -
     11M. Severability.. . . . . . . . . . . . . . . . . . . . . . . . . .- 33 -
     11N. Descriptive Headings.. . . . . . . . . . . . . . . . . . . . . .- 33 -
     11O. Counterparts.. . . . . . . . . . . . . . . . . . . . . . . . . .- 33 -
     11P. Conforming Debt Agreement Changes. . . . . . . . . . . . . . . .- 33 -

          PURCHASER SCHEDULE
          Exhibit A   --  Form of Note
          Exhibit B-1 --  Form of Opinion of Company's Counsel
          Exhibit B-2 --  Form of Opinion of Company's Special Counsel
          Schedule 6F --  Existing Liens
          Schedule 8G --  List of Agreements Restricting Indebtedness
          Schedule 11H -- Form of Confidentiality Agreement

                        Brown Group, Inc.
                       8300 Maryland Avenue
                    St. Louis, Missouri 63105




                                           As of October 24, 1995


The Prudential Insurance Company of America
Pruco Life Insurance Company
c/o Prudential Capital Group
Four Gateway Center
100 Mulberry Street
Newark, New Jersey 07102-4077

             7.36% Senior Notes due October 15, 2003


Ladies and Gentlemen:

     The undersigned, Brown Group, Inc. (the "Company"), hereby agrees with you as follows:

     1. AUTHORIZATION OF ISSUE OF NOTES. The Company will authorize the issue of its Senior promissory notes in the aggregate principal amount of $50,000,000, to be dated the date of issue thereof, to mature October 15, 2003, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 7.36% per annum and on overdue payments at the rate specified therein, and to be substantially in the form of Exhibit A attached hereto. The term "Notes" as used herein shall include each such senior promissory note delivered pursuant to any provision of this Agreement and each such senior promissory note delivered in substitution or exchange for any other Note pursuant to any such provision.

     2. PURCHASE AND SALE OF NOTES. The Company hereby agrees to sell to you and, subject to the terms and conditions herein set forth, you agree to purchase from the Company Notes in the aggregate principal amount of $50,000,000 at 100% of such aggregate principal amount. The Company will deliver to you, at the offices of Prudential Capital Group, 1201 Elm Street, Suite 4900, Dallas, Texas 75270, one or more Notes registered in your name, evidencing the aggregate principal amount of Notes to be purchased by you and in the denomination or denominations specified in the Purchaser Schedule attached hereto and payment of accrued interest on the Existing Notes to the Date of Closing plus the yield-maintenance amount payable with respect to the optional prepayment of the Existing Notes in immediately payable funds to Account No. 050-54-526 at Morgan Guaranty Trust Company of New York (ABA No. 021-000-238), against payment of the purchase price thereof by delivery to the Company of $50,000,000 in principal amount of the Existing
Notes on the date of closing, which shall be October 24, 1995 or any other date on or before October 25, 1995 upon which the Company and you may mutually agree (herein called the "closing" or the "date of closing").

     3. CONDITIONS OF CLOSING. Your obligation to purchase and pay for the Notes to be purchased by you hereunder is subject to the satisfaction, on or before the date of closing, of the following conditions:

     3A. Certain Documents. You shall have received the following, each dated the date of closing:

          (i)  The Note(s) to be purchased by you.

          (ii) Certified copies of the resolutions of the Board of Directors of the Company approving this Agreement and the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

          (iii) A certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

          (iv) A certificate of the Secretary or Assistant Secretary certifying that the copies of the Certificate of Incorporation and By-laws of the Company provided to The Prudential Insurance Company of America pursuant to a Certificates of the Secretary of the Company dated January 28, 1993, remain the true and correct Certificate of Incorporation and By-laws of the Company on the Date of Closing.

          (v) Favorable opinions of Robert D. Pickle, General Counsel of the Company, and Bryan Cave, LLP, special counsel to the Company, satisfactory to you and your special counsel and substantially in the form of Exhibits B-1 and B-2 attached hereto, respectively, and as to such other matters as you may reasonably request.

          (vi) A good standing certificate for the Company from the Secretaries of State of Missouri and New York dated of a recent date and such other evidence of the status of the Company as you may reasonably request.

     3B. Opinion of Purchaser's Special Counsel. You shall have received from Rex C. Mills, Assistant General Counsel of The Prudential Insurance Company of America, who is acting as special counsel for you in connection with this transaction, a favorable opinion satisfactory to you as to such matters incident to the matters herein contemplated as you may reasonably request.

     3C. Representations and Warranties; No Default. The representations and warranties contained in paragraph 8 shall be true on and as of the date of closing, except to the extent of changes caused by the transactions herein contemplated; there shall exist on the date of closing no Event of Default or Default; and the Company shall have delivered to you an Officer's Certificate, dated the date of closing, to both such effects.

     3D. Purchase Permitted By Applicable Laws. The purchase of and payment for the Notes to be purchased by you on the date of closing on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject you to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and you shall have received such certificates or other evidence as you may request to establish compliance with this condition.

     3E. Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to you, and you shall have received all such counterpart originals or certified or other copies of such documents as you may reasonably request.

     3F. Structuring Fee. You shall have received a structuring fee of $35,000 from the Company.

     4. PREPAYMENTS. The Notes shall be subject to prepayment only with respect to prepayments required pursuant to paragraph 4A and optional prepayments permitted by paragraph 4B.

     4A. Required Prepayments. Until the Notes shall be paid in full, the Company shall apply to the prepayment of the Notes, without Yield-Maintenance Amount, the sum of $10,000,000 on October 15 in each of the years 1999 to 2002, inclusive, and such principal amounts of the Notes, together with interest thereon to the prepayment dates, shall be due on such prepayment dates. The remaining principal amount of the Notes, together with interest accrued thereon, shall become due on the maturity date of the Notes.

     4B. Optional Prepayment With Yield-Maintenance Amount. The Notes shall be subject to prepayment, in whole at any time or from time to time in part (in minimum amounts of $5,000,000, and multiples of $1,000,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each Note.

     4C. Notice of Optional Prepayment. The Company shall give the holder of each Note irrevocable written notice of any prepayment pursuant to paragraph 4B not less than 10 Business Days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes, and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, with respect thereto, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company.

     4D. Partial Payments Pro Rata. Upon any partial prepayment of the Notes pursuant to paragraph 4B, the principal amount so prepaid shall be allocated to all Notes at the time outstanding (including, for the purpose of this paragraph 4D only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4B) in proportion to the respective outstanding principal amounts thereof.

     4E. Retirement of Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A or 4B or upon acceleration of such final maturity pursuant to paragraph
7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4D.

     5. AFFIRMATIVE COVENANTS. So long as any Note shall remain unpaid, the Company covenants that:

     5A. Financial Statements; Notice of Defaults. The Company will deliver to each Significant Holder in triplicate:

          (i) as soon as practicable and in any event within 50 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in form to the Required Holder(s) and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments; provided, however, that delivery pursuant to clause (iii) below of copies of the Quarterly Report on Form 10-Q of the Company for such quarterly period filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i);

          (ii) as soon as practicable and in any event within 95 days after the end of each fiscal year, consolidating statements of income and changes in financial position and consolidated statements of income and cash flows and a consolidated statement of stockholders' equity of the Company and its Subsidiaries for such year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holder(s) and, as to the consolidated statements, reported on by independent public accountants of recognized national standing selected by the Company whose report shall be without limitation as to the scope of the audit and satisfactory in substance to the Required Holder(s) and, as to the consolidating statements, certified by an authorized financial officer of the Company; provided, however, that delivery pursuant to clause (iii) below of copies of the Annual Report on Form 10-K of the Company for such fiscal year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (ii) with respect to the consolidated financial statements;

          (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

          (iv) promptly upon receipt of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any interim or special audit made by them of the books of the Company or any Subsidiary, an auditor's certificate which describes the nature, purpose, scope and findings of such audit; and

          (v) with reasonable promptness, such other financial data as such Significant Holder may reasonably request.

Together with each delivery of financial statements required by clauses (i) and (ii) above, the Company will deliver to each Significant Holder an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6A through 6I, inclusive, and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause (ii) above, the Company will deliver to each Significant Holder a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

     The Company also covenants that immediately after any Responsible Officer obtains knowledge of an Event of Default or Default, it will deliver to each Significant Holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.


     5B. Information Required by Rule 144A. The Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.


     5C. Inspection of Property. The Company covenants that upon reasonable notice it will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants, all at such reasonable times and as often as such Significant Holder may reasonably request.

     5D. Covenant to Secure Note Equally. The Company covenants that, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6F (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured.

     5E. Maintain Business and Insurance. (i) The Company will, and will cause each of its Subsidiaries and Brown Group Dublin to, carry on and conduct its respective business in substantially the same manner and in substantially the same general lines of business as it is presently conducting, including without limitation, with respect to the Company and its Subsidiaries, footwear importing and retailing and, with respect to Brown Group Dublin, finance and cash management activities, and will, and will cause each Subsidiary and Brown Group Dublin to, do all things necessary to remain duly incorporated or organized, validly existing and in good standing as a domestic corporation or partnership, as the case may be, in its jurisdiction of incorporation or organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except that the corporate or partnership existence of any Subsidiary or Brown Group Dublin may be terminated if in the good faith judgment of the Board of Directors or a Responsible Officer of the Company such termination is in the best interest of the Company and is not materially disadvantageous to the holders of the Notes.

     (ii) The Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations. Such insurance may be subject to co-insurance, deductibility or similar causes which, in effect, result in self-insurance of certain losses, provided that such self-insurance is in accord with the approved practices of corporations similarly situated and adequate insurance reserves are maintained in connection with such self-insurance, and, notwithstanding the foregoing provisions of this paragraph 5E(ii), the Company or any Subsidiary may effect workers' compensation or similar insurance in respect of operations in any state or other jurisdiction either through an insurance fund operated by such state or other jurisdiction or by causing to be maintained a system or systems of self-insurance in accord with applicable laws.

     5F. Compliance with Laws, Etc. The Company will comply, and cause each of its Subsidiaries and Brown Group Dublin to comply, in all material respects with all applicable laws, rules, regulations and orders the noncompliance with which could result in a material adverse effect on the Company or any of its Subsidiaries, such compliance to include, without limitation, compliance with Environmental Laws and paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith.

     6. NEGATIVE COVENANTS. So long as any Note shall remain unpaid, the Company covenants that:

     6A. Debt Maintenance. The Company will not permit at any time the aggregate amount of Long-Term Debt of the Company, its Subsidiaries and Long-Term Debt of Brown Group Dublin owed to non-Affiliates to exceed an amount equal to 50% of Consolidated Capitalization.

     6B. Fixed Charge Coverage. As of the end of each fiscal quarter of the Company, the Company will not permit Cash Flow Available for Fixed Charges to be less than the percentage of Fixed Charges set forth below opposite the period in which such quarter ends:


           Period                                       Percentage
           ------                                       ----------

On and prior to February 3, 1996                           110%

February 4, 1996 through and including August 3, 1996      115%

August 4, 1996 through and including February 1, 1997      120%

Thereafter                                                 125%


     6C. Working Capital Maintenance. The Company will not permit at any time the sum of (I) the Current Assets of the Company, its Subsidiaries and Brown Group Dublin and (II) Foreign Working Capital to be less than the sum of (i) Current Liabilities of the Company, its Subsidiaries and Brown Group Dublin and (ii) $140,000,000.

     6D. Tangible Net Worth Maintenance. The Company will not permit at any time the Consolidated Tangible Net Worth of the Company to be less than the sum of (i) $150,000,000 and (ii) an amount determined by taking the sum of, for each fiscal quarter beginning after January 30, 1993, an amount equal to 50% of Consolidated Net Earnings of the Company for each such quarter.

     6E. Priority Debt Maintenance. The Company will not, and will not permit any of its Subsidiaries to, create, assume or suffer to exist any Lien pursuant to clause (vii) of paragraph 6F, permit any Subsidiary to create, incur assume or suffer to exist any Indebtedness for borrowed money nor permit Brown Group Dublin to create, incur, assume or suffer to exist any Indebtedness for borrowed money to any non-Affiliate, unless the sum of (i) the aggregate principal amount of Indebtedness secured by Liens created pursuant to clause (vii) of paragraph 6F, (ii) the aggregate principal amount of Indebtedness for borrowed money of all of the Company's Subsidiaries and (iii) the aggregate principal amount of Indebtedness for borrowed money of Brown Group Dublin to non-Affiliates will not exceed an amount equal to 10% of the Consolidated Tangible Net Worth of the Company.

     6F. Liens. The Company will not and will not permit any Subsidiary or Brown Group Dublin to create, assume or suffer to exist any Lien upon or with respect to any of its properties or assets, whether now owned or hereafter acquired, or any income or profits therefrom (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of Paragraph 5D), except

          (i) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which reserves or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor;

          (ii) other statutory Liens or Liens created by operation of law incidental to the conduct of its business or the ownership of its property and assets which are not incurred in connection with the borrowing of money or the obtaining of advances or credit or guaranteeing the obligations of a Person (including landlord liens) and contractual landlord liens in jurisdictions that do not provide for statutory landlord liens, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

          (iii) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to the Company or a Subsidiary;

          (iv) existing material Liens on property of the Company described in Schedule 6F attached hereto;

          (v) any Lien created to secure all or any part of the purchase price, or to secure Indebtedness incurred or assumed to pay all or any part of the purchase price, of property acquired by the Company or a Subsidiary after the date hereof, provided that (a) any such Lien shall be confined solely to the item or items of property so acquired, (b) the principal amount of Indebtedness secured by any such Lien shall at no time exceed an amount equal to 75% of the cost to the Company or such Subsidiary of the property so acquired, and (c) any such Lien shall be created within three months after its acquisition;

          (vi) Liens on receivables of the Company or a Subsidiary created in connection with any receivable securitization program; provided that the principal amount of the Indebtedness secured by any such Liens shall not at any time exceed $20,000,000; and

          (vii) other Liens on the property of the Company or a Subsidiary;

     provided that the no Lien shall be created, incurred or assumed pursuant to clause (vii) unless, immediately after giving effect thereto, the Company would be in compliance with the provisions of paragraph 6E. For the purposes of this paragraph 6F, any Person becoming a Subsidiary after the date of this Agreement shall be deemed to have incurred all of its then outstanding Liens at the time it becomes a Subsidiary, and any Person extending, renewing or refunding any Indebtedness secured by any Lien shall be deemed to have incurred such Lien at the time of such extension, renewal or refunding.

     6G. Loans, Advances, Investments and Contingent Liabilities. The Company will not and will not permit any Subsidiary or Brown Group Dublin to make or permit to remain outstanding any loan or advance to, or extend credit (other than, in the case of the Company or any Subsidiary, credit extended in the normal course of business to any Person who is not an Affiliate of the Company) to, or guarantee, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except that

          (i) the Company or any Subsidiary may make or permit to remain outstanding loans or advances to any Subsidiary;

          (ii) the Company or any Subsidiary may own, purchase or acquire stock, obligations or securities of a corporation which immediately after such purchase or acquisition will be a Subsidiary;

         (iii) the Company or any Subsidiary may acquire and own stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Company or such Subsidiary;

          (iv) the Company or any Subsidiary or Brown Group Dublin may own, purchase or acquire (a) certificates of deposit of, or bankers acceptances for which the accepting banks are, (1)
     (a) Line Banks the senior debt of which bank or the holding company thereof carries at least an investment grade rating from both Moody's Investors Services, Inc. ("Moody's") and Standard and Poor's Corporation ("S&P") or (b) Shanghai Commercial Bank Ltd. (provided that the maximum aggregate amount certificates of deposit of and bankers acceptances for such bank held by the Company and its Subsidiaries shall not exceed $10,000,000 at any time) or (2) commercial banks organized under the laws of the United States or foreign commercial banks the senior debt of which bank or the holding company thereof carries an a rating of A- or better by S&P and A3 or better by Moody's (collectively clauses (1) and (2), "Qualified Banks"), (b) commercial paper rated A-1 or better by S&P and P-1 or better by Moody's, (c) obligations of the United States Government or any agency thereof, and obligations guaranteed by the United States Government, and
     (d) repurchase agreements of Qualified Banks related to obligations described in (c) above; for each of the foregoing, such obligation or agreement must be due within one year from the date of purchase and payable in United States dollars;

          (v) the Company or any Subsidiary may own, purchase or acquire (a) obligations of any State of the United States or political subdivision thereof which are rated A or better by S&P and Mig 1 or better by Moody's due within one year from the date of purchase and payable in the United States in United States dollars or (b) obligations described in (a) with a maturity greater than one year from the date of purchase that are subject to repurchase obligations of the issuer thereof, which repurchase obligations have a maturity of not more than 10 days from the date of purchase;

          (vi) investments in stocks of investment companies registered under the Investment Company Act of 1940 which are no-load funds and which invest primarily in obligations of the type described in clauses (iv) and (v) above, provided that any such investment company shall have an aggregate net asset value of not less than $500,000,000;

         (vii) the Company or any Subsidiary may maintain demand deposit accounts with federally insured financial institutions up to the amount of federal deposit insurance coverage or with Qualified Banks and endorse negotiable instruments for collection in the ordinary course of business;

        (viii) the Company may make or permit to remain outstanding loans or advances to independent retailers of the products of Company or any Subsidiary not in excess of an aggregate of $15,000,000 principal amount at any time outstanding with no more than an aggregate of $5,000,000 principal amount at any time outstanding with any one such retailer;

          (ix) contingent liabilities of the Company and its Subsidiaries for operating leases (other than the Assumed
     Cloth World Leases) up to an aggregate amount of $32,000,000 and the Assumed Cloth World Leases;

          (x) Brown Group Dublin may make or permit to remain outstanding any loan or advance to any Affiliate; and

          (xi) excluding those items covered by clauses (i) through
     (x) above, the Company or any Subsidiary may make or permit to remain outstanding loans or advances to, or guarantee, endorse or otherwise be or become contingently liable in connection with the obligations, stock or dividends of, or own, purchase or acquire stock, obligations or securities of, any other Person; provided that the aggregate principal amount of such loans and advances, plus net liabilities in respect of Rate Hedging Obligations having a tenor in excess of one year from the date of creation thereof, to the extent that the aggregate amount of all such net liabilities exceeds $5,000,000, plus the aggregate amount of such contingent liabilities, plus the aggregate amount of the investment (at original cost) in such stock, obligations and securities shall not at any time exceed an amount equal to 45% of Consolidated Tangible Net Worth of the Company and its Subsidiaries; provided, further that the aggregate amount of the investment (at original cost) in the stock, obligations and securities of corporations or other Persons organized under the laws of a jurisdiction other than the United States, a state thereof, Canada, a province thereof or the United Kingdom engaged in the same general lines of business as the Company and its Subsidiaries shall not exceed an amount equal to 40% of Consolidated Tangible Net Worth of the Company and its Subsidiaries; and provided that the aggregate amount of the investment (at original cost) in the stock, obligations and securities of any Person not engaged in the same general lines of business as the Company and its Subsidiaries shall not exceed an amount equal to 5% of Consolidated Tangible Net Worth of the Company and its Subsidiaries.

     6H. Sale of Stock and Debt of Subsidiaries. The Company will not and will not permit any Subsidiary or Brown Group Dublin to sell or otherwise dispose of, or part with control of, any shares of stock or Indebtedness of any Subsidiary, except (i) to the Company or another Subsidiary, (ii) with respect to Indebtedness of a Subsidiary, in compliance with paragraph 6E and (iii) all shares of stock and Indebtedness of any Subsidiary at the time owned by or owed to the Company and all Subsidiaries may be sold as an entirety for a cash consideration which represents the fair value (as determined in good faith by the Board of Directors or a Responsible Officer of the Company) at the time of sale of the shares of stock and Indebtedness so sold, provided that (a) the assets of such Subsidiary together with (b) the assets of any other Subsidiary the stock or Indebtedness of which was sold in the preceding 12-month period and (c) the assets of the Company and its Subsidiaries sold, leased, transferred or otherwise disposed of pursuant to clause
(viii) of paragraph 6I in the preceding 12-month period (in each transaction measured by the greater of book value and fair market value) do not represent more than $25,000,000 on a book value basis as reflected on the most recent annual or quarterly consolidated balance sheet and provided further that, at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of stock or Indebtedness of any other Subsidiary (unless all of the shares of stock and Indebtedness of such other Subsidiary owned, directly or indirectly, by the Company and all Subsidiaries are simultaneously being sold as permitted by this Paragraph 6H) or any Indebtedness of the Company.

     6I. Merger and Sale of Assets. The Company will not and will not permit any Subsidiary to merge or consolidate with or into any other Person or convey, lease, transfer or otherwise dispose of all or any part of its assets to any Person or acquire all or substantially all of the assets of any Person except that

          (i) any Subsidiary may merge with the Company (provided that the Company shall be the continuing or surviving corporation) or with any one or more other Subsidiaries;

          (ii) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to the Company or another Subsidiary;

         (iii) the Company may merge with any other corporation, provided that (a) the Company shall be the continuing or surviving corporation, and (b) immediately after giving effect to such merger no Event of Default or Default shall exist,

          (iv) a Subsidiary may merge with any other corporation, provided that (a) the continuing or surviving corporation is a Subsidiary and (b) immediately after giving effect to such merger no Event of Default or Default shall exist;

          (v) the Company may consolidate with or merge into any other solvent corporation if (x) the surviving corporation is a corporation organized and existing under the laws of the United States of America or a state thereof or the District of Columbia with substantially all of its assets located and a majority of its business conducted within the continental United States or Canada, (y) such corporation expressly assumes, by an agreement satisfactory in substance and form to the Required Holders (which agreement may required the delivery in connection with such assumption of such opinions of counsel as the Required Holders may reasonably require), the obligations of the Company under this Agreement and under the Notes, and (z) immediately after giving effect to such transaction (and such assumption), no Default or Event of Default shall exist;

          (vi) the Company or any Subsidiary may acquire all or substantially all of the assets of any Person engaged in the same general lines of business as the Company and its Subsidiaries provided that prior to and immediately after giving effect to such acquisition no Event of Default or Default shall exist;

          (vii) the Company or any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to any Person, provided that (a) such assets together with (b) all other assets of the Company and its Subsidiaries sold, leased, transferred or otherwise disposed of during the preceding 12-month period and (c) the assets of all Subsidiaries the stock or Indebtedness of which has been sold or otherwise disposed of during the preceding 12-month period pursuant to the first proviso of paragraph 6H (in each transaction measured by the greater of book value or fair market value), do not represent more than $25,000,000; and

        (viii) the Company and any Subsidiary may sell or otherwise dispose of inventory in the ordinary course of business.

     7.   EVENTS OF DEFAULT.

     7A. Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

          (i) the Company defaults in the payment of any principal of or Yield-Maintenance Amount payable with respect to any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

          (ii) the Company defaults in the payment of any interest on any Note for more than 5 Business Days after the date due; or

          (iii) the Company or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Subsidiary) shall occur and be continuing exceeds $10,000,000; or

          (iv) any representation or warranty made by the Company herein or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

          (v) the Company fails to perform or observe any agreement contained in paragraph 6; or

          (vi) the Company fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 days after any Responsible
     Officer obtains knowledge thereof; or

          (vii) the Company or any Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due (as such phrase is used in Sec. 303(h)(1) of the United States Bankruptcy Code of 1978 as amended (11 U.S.C. Sec. 303(h)(1)); or

          (viii) any decree or order for relief in respect of the Company or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

          (ix) the Company or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or

          (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquies-cence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

          (xi) any order, judgment or decree is entered in any pro-ceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

          (xii) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a Substantial Part, or the divestiture of the stock of a Subsidiary whose assets represent a Substantial Part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a Substantial Part of the consol-idated net income of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

          (xiii) final judgments in an aggregate amount in excess of $10,000,000 are rendered against the Company or any Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

          (xiv) the Company or any ERISA Affiliate, in its capacity as an employer under a Multiemployer Plan, makes a complete or partial withdrawal from such Multiemployer Plan resulting in the incurrence by such withdrawing employer of a withdrawal liability in an amount exceeding $1,000,000;

then (a) if such event is an Event of Default specified in clause
(i) or (ii) of this paragraph 7A, the holder of any Note (other than the Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) if such event is not an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, the holder(s) of at least 33-1/3% of the outstanding principal amount of the Notes may at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, provided that the Yield-Maintenance Amount, if any, with respect to each Note shall be due and payable upon such declaration only if (x) such event is an Event of Default specified in any of clauses (i) to (vi), inclusive, of this paragraph 7A, (y) the holder(s) of at least 33-1/3% of the outstanding principal amount of the Notes shall have given to the Company, at least 10 Business Days before such declaration, written notice stating its or their intention so to declare the Notes to be immediately due and payable and identifying one or more such Events of Default whose occurrence on or before the date of such notice permits such declaration and
(z) one or more of the Events of Default so identified shall be continuing at the time of such declaration.

     7B. Rescission of Acceleration. At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the holders of at least a majority of the outstanding principal amount of the Notes may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

     7C. Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

     7D. Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

     8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows:

     8A. Organization. The Company is a corporation duly organized and existing in good standing under the laws of the State of New York and each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated.

     8B. Financial Statements. The Company has furnished you with the following financial statements, identified by a principal financial officer of the Company: (i) a consolidated balance sheet of the Company and its Subsidiaries as at January 28, 1995 and January 29, 1994, and consolidated statements of income, stock-holders' equity and cash flows of the Company and its Subsidiaries for the fiscal years ended on such dates, all reported on by Ernst
& Young; and (ii) a consolidated balance sheet of the Company and its Subsidiaries as at July 29 in each of the years 1995 and 1994 and consolidated statements of income, stockholders' equity and cash flows for the six-month period ended on each such date, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidi-aries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated. There has been no material adverse change in the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole since July 29, 1995.

     8C. Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which might result in any material adverse change in the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

     8D. Outstanding Debt. Neither the Company nor any of its Subsidiaries has outstanding any Long-Term Debt or Indebtedness except as permitted by paragraphs 6A and 6E, respectively. There exists no default under the provisions of any instrument evidencing such Long-Term Debt or Indebtedness (in a principal amount of $50,000 or more) or of any agreement relating thereto.

     8E. Title to Properties. The Company has and each of its Subsidiaries has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the balance sheet as at January 28, 1995 referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6F. All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.

     8F. Taxes. The Company has and each of its Subsidiaries has filed all federal, state and other income tax returns which, to the knowledge of the officers of the Company, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles.

     8G. Conflicting Agreements and Other Matters. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in Schedule 8G attached hereto.

     8H. Offering of Notes. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

     8I. Use of Proceeds. Neither the Company nor any Subsidiary owns or has any present intention of acquiring any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). The proceeds of sale of the Notes will be used to repay existing Indebtedness of the Company. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retir-ing any Indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

     8J. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer
Plan). No liability to the Pension Benefit Guaranty Corporation has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company , any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of your representation in paragraph 9B.

     8K. Governmental Consent. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the date of closing with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

     8L. Environmental Compliance. The Company and its Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all Environmental Laws in effect on the date hereof except, in any such case, where failure to comply would not result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.


     8M. Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to you by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, or financial condition of the Company or any of its Subsidiaries and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to you by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby. The financial projections contained in the Brown Group, Inc. Presentation to Banks dated September 27, 1995 are reasonable based on the assumptions stated therein and the best information available to the officers of the Company.

     9. REPRESENTATIONS OF THE PURCHASER. You represent as follows:

     9A. Nature of Purchase. You are not acquiring the Notes to be purchased by you hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of your property shall at all times be and remain within your control.

     9B. Source of Funds. The sources of funds to be used by you to purchase the Notes constitute assets allocated to: (i) your "insurance company general account" (as such term is defined under Section V of the United States Department of Labor's Prohibited Transaction Class Exemption ("PTCE") 95-60) and, as of the date of the purchase of the Notes, you satisfy all of the applicable requirements for relief under Sections I and V of PTCE 95-60 and/or
(ii) a separate account maintained by you in which no employee benefit plan, other than employee benefit plans identified on a list that has been furnished by you to the Company, participates to the extent of 10% or more.

     10. DEFINITIONS. For the purpose of this Agreement, the terms defined in the introductory sentence and in paragraphs 1 and 2 shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below:

     10A. Yield-Maintenance Terms.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

          "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

          "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields based on the ask price reported, as of 10:00 a.m. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

          "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying
(a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

          "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

          "Yield-Maintenance Amount" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Calle d Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

     10B.  Other Terms.

          "Affiliate" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the owner ship of voting securities, by contract or otherwise.

          "Assumed Cloth World Leases" shall mean all leases entered into by Cloth World that have been assumed by a Person (other than a Subsidiary or Affiliate of the Company) in connection with the purchase by such Person of all or substantially all of the assets of Cloth World; provided, however, that if the Person that has assumed any such lease defaults in the payment of any rent due thereunder, and such default is not cured within the time provided for cure in such lease, if any, or if demand is made against the Company or any of its Subsidiaries for the performance of any obligation, including the payment of any rent due, under any such lease, then such lease shall thereafter be excluded from the definition of Assumed Cloth World Leases.

          "Bankruptcy Law" shall have the meaning specified in clause (viii) of paragraph 7A.

          "Brown Group Dublin" shall mean a corporation to be organized under the laws of The Republic of Ireland, which will be indirectly wholly-owned by the Company, to engage in finance and cash management activities, including receipt of non-equity investments from Subsidiaries and Foreign Subsidiaries, intragroup lending, treasury activities including dealing in financial instruments, temporary deposits and cash netting and pooling.

          "Capital Expenditures" shall mean, with respect to any Person, all capital expenditures made during period determined in accordance with generally accepted accounting principles, including without limitation all Capitalized Lease Obligations incurred during such period; provided, however, that if, within 180 days of the date of this Agreement, the Company provides a certificate that certifies that the Company's principal revolving credit facility provides that such expenditures are net of cash proceeds from the sale of fixed assets to the extent such proceeds are not included in Pre-Tax Income, then this definition shall be automatically amended to be net of such cash proceeds to the extent such proceeds are not included in Pre-Tax Income.

          "Capitalized Lease Obligation" shall mean any rental obligation which, under generally accepted accounting principles, would be required to be capitalized on the books of any Person, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

          "Cash Flow Available for Fixed Charges" shall mean with respect to the prior four fiscal quarters, (i) the sum of (a)
Pre-Tax Income, minus extraordinary gains other than Extraordinary Cash Gains of up to $8,000,000 in the aggregate for any period of determination, plus (b) Extraordinary Non-Cash Losses, plus (c) allowance for depreciation and amortization, plus (d) Fixed
Charges, minus (ii) Capital Expenditures, provided, however, that the net amount of Cash Flow Available for Fixed Charges contributed by all Persons which are not Subsidiaries or Brown Group Dublin may not exceed 40% of total Cash Flow Available for Fixed Charges.

          "Cloth World" shall mean any one or more of the following: Brown Missouri, Inc. (formerly known as Cloth World, Inc.), any of its direct or indirect subsidiaries, CW Wholesale One L.P., a Texas Limited Partnership, and those assets of Brown Group Retail, Inc. which were previously comprised of CLOTH WORLD retail fabric stores and their operations.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Consolidated Capitalization" shall mean, as of any date of determination, the sum of (a) Consolidated Tangible Net Worth, and (b) Long-Term Debt.

          "Consolidated Net Earnings" shall mean, for any period, consolidated net earnings of the Company and its consolidated subsidiaries for such period, determined in accordance with generally accepted accounting principles. If the preceding is a number greater than or equal to zero, such amount shall be considered Consolidated Net Earnings; if it is a number less than zero, Consolidated Net Earnings shall be considered to be zero.

          "Consolidated Tangible Net Worth" shall mean the sum of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) and surplus (including earned surplus, capital surplus and the balance of the current profits and loss account not transferred to surplus) accounts of the Company and its consolidated subsidiaries appearing on a consolidated balance sheet of the Company and its consolidated subsidiaries prepared in accordance with generally accepted accounting principles as of the date of determination, after eliminating all intercompany transactions and all amount properly attributable to minority interests, if any, in the stock and surplus of consolidated subsidiaries, after deducting therefrom (without duplication of deductions):

          (a) the net book amount of all assets, after deducting any reserves applicable thereto, which would be treated as intangible under generally accepted accounting principles, including, without limitation, such items as goodwill, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing, unamortized debt discount and expense (to the extent shown as an asset) and organizational expenses;

          (b) any write-up in the book value of any asset on the books of the Company or any Subsidiary resulting from a revaluation thereof subsequent to February 1, 1992;

          (c) the amounts, if any at which any shares of stock of the Company or any Subsidiary appear on the asset side of such balance sheet;

          (d) all deferred charges (other than prepaid expenses and net pension asset recognized on the balance sheet);

          (e)  the amounts at which any Investment in any Person
     (other than Investments which are permitted by paragraph
     6G(iv), (v), (vi), (vii) and (viii)) appear on the asset side of such balance sheet; and

          (f) the amount, if any, by which the book value of assets constituting collateral for Non-Recourse Obligations exceeds the amount of such Non-Recourse Obligations;

provided that the net amount of Consolidated Tangible Net Worth contributed by Persons which are not Subsidiaries or Brown Group
Dublin may not exceed 40% of total Consolidated Tangible Net Worth.

          "Current Assets" shall mean, as at any date of determination, total assets of such Person which may properly be classified as current assets in accordance with generally accepted accounting principles on a consolidated basis, after eliminating all intercompany transactions (including transactions with Brown Group Dublin), provided that in determining such current assets (a) notes and accounts receivable shall be included only if good and collectible and payable on demand or within one year from such date (and if not by their terms or by the terms of any instrument or agreement relating thereto directly or indirectly renewable or extendible at the option of the debtor beyond such year) and shall be taken at their face value less reserves determined to be sufficient in accordance with generally accepted accounting principles, (b) life insurance policies (other than the cash surrender value of unencumbered policies) shall be excluded, and
(c) Investments, other than Investments which are permitted by paragraph 6G(iv), (v), (vi), (vii) and (viii) and are properly classified as current assets, shall be excluded.

          "Current Liabilities" shall mean, as at any date of determination, total liabilities of such Person which may properly be classified as current liabilities in accordance with generally accepted accounting principles on a consolidated basis, after eliminating all intercompany transactions (including transactions with Brown Group Dublin), but in any event including as current liabilities, without limitation, any portion of Long-Term Debt outstanding on such date of determination which by its terms or the terms of any instrument or agreement relating thereto matures on demand or within one year from such date (whether by way of any sinking fund, other required prepayment or final payment at maturity) and is not directly or indirectly renewable, extendible or refundable, at the option of the debtor under an agreement or firm commitment in effect on such date, to a date more than one year from such date.

          "Environmental Laws" shall mean any federal, state, or local statute, regulation, ordinance or duties under the common law designed to protect human health and welfare or the environment (including, without limitation, the Federal Water Pollution Control
Act, 33 U.S.C. Sec. 1251 et seq., the Resource Conservation and
Recovery Act, 42 U.S.C. Sec. 6901 et seq., the Clean Air Act, 42
U.S.C. Sec. 7401 et seq., the Emergency Planning and Community Right-To-Know-Act, 42 U.S.C. Sec. 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Sec. 136 et seq.; the Comprehensive Environmental Response, Compensation and Liability
Act, 42 U.S.C. 49601 et seq., the Endangered Species Act, 16 U.S.C.
Sec. 1531-1544, the Toxic Substances Control Act, 15 U.S.C. 42601 et seq., as each may be amended from time to time.

          "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.

          "ERISA Affiliate" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

          "Event of Default" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Existing Notes" shall mean the 6.47% Senior Notes due
February 8, 1996 issued pursuant to the Note Agreement dated as of January 28, 1993, between the Company and The Prudential Insurance Company of America.

          "Extraordinary Cash Gains" shall mean the positive cash effect included in Pre-Tax Income of non-recurring and/or non-operating credits, including, without limitation, gains on sales of assets, but excluding the effect of the elimination of any portion of a Subsidiary's LIFO reserve.

          "Extraordinary Non-Cash Losses" shall mean the negative effect included in Pre-Tax Income of non-recurring and/or non-operating charges that do not require the outlay of cash, including, without limitation, the cumulative effect of accounting changes, fixed asset write-offs and inventory mark-downs included as part of restructuring charges.

          "Fixed Charges" shall mean for any period of determination, the sum of (i) Interest Expense plus (ii) minimum rents paid by the Company or any of its consolidated subsidiaries on all non-cancelable leases of property plus all contingent lease payments paid by the Company or any of its consolidated subsidiaries net of the estimated portions thereof applicable to utilities and other services received from lessors under such leases, as disclosed in the notes to the consolidated financial state ments of the Company.

          "Foreign Working Capital" shall mean, as at any date of determination, the amount, if any, by which the Current Assets of the Foreign Subsidiaries of the Company (as defined below) exceeds the Current Liabilities of the Foreign Subsidiaries of the Company; provided that for the purposes of paragraph 6C as at any date of determination, the aggregate amount of Foreign Working Capital may not exceed 40% of the amount, if any, by which Current Assets of the Company, its Subsidiaries and Brown Group Dublin exceeds Current Liabilities of the Company, its Subsidiaries and Brown Group Dublin, each as of such date. "Foreign Subsidiaries of the Company" shall mean any corporation or partnership (other than Brown Group Dublin) organized under the laws of any jurisdiction other than those set forth in the definition of Subsidiaries of which all of the shares of Voting Stock thereof or all of the partnership interests therein shall, at the time as of which any determination is being made, be owned by the Company, either directly or through Subsidiaries or other Foreign Subsidiaries of the Company.

          "Guarantee" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

          "Indebtedness" shall mean, with respect to any Person, without duplication, (i) all items (excluding Rate Hedging Obligations and items of contingency reserves or of reserves for deferred income taxes) which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date on which Indebtedness is to be determined, (ii) all indebtedness secured by any Lien on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed, (iii) all indebtedness of others with respect to which such Person has become liable by way of a Guarantee, and (iv) net liabilities in respect of Rate Hedging Obligations having a tenor in excess of one year from the date of creation thereof, to the extent that the aggregate amount of all such net liabilities exceeds $5,000,000.

          "Interest Expense" shall mean, with reference to the prior four fiscal quarters, the sum of the following for the Company and its consolidated subsidiaries on a consolidated basis, after eliminating all intercompany transactions (including transactions with Brown Group Dublin): all interest charges (including amortization of debt discount and expense and imputed interest on Capital Lease Obligations) properly charged or chargeable to income during such period in accordance with generally accepted accounting principles, provided that any interest charges paid or accrued by any Person acquired by the Company or any consolidated subsidiary through purchase, merger or consolidation or otherwise, or paid or accrued by any Person which is a successor to the Company by consolidation or merger or as a transferee of its assets, shall be included in Interest Expenses only to the extent taken into account in determining the net cash provided by operating activities of such Person included in Cash Flow Available for Fixed Charges for such period.

          "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a conditional sale, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction (excluding "notice" filings under Section 9-408 of the Uniform Commercial Code in connection with a lease of goods)) or any other type of preferential arrangement relating to security on collateral for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

          "Line Bank" shall mean commercial banks which hold
Indebtedness of the Company or its Subsidiaries or which have agreed to purchase Indebtedness of the Company or its Subsidiaries pursuant to a revolving credit arrangement.

          "Long-Term Debt" shall mean, with respect to the Company and i ts Subsidiaries as at any date of determination, all Indebtedness for borrowed money and Capitalized Lease Obligations with a final maturity in excess of one year from the date of creation thereto (including current maturities thereof) plus the aggregate amount of contingent liabilities of the Company and its Subsidiaries less the aggregate amount of outstanding contingent liabilities for operating leases (other than Assumed Cloth World Leases) up to an aggregate amount of $32,000,000 and less the aggregate amount of contingent liabilities for Assumed Cloth World Leases.

          "Multiemployer Plan" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

          "Non-Recourse Obligations" shall mean obligations of the Company and its Subsidiaries with respect to which recourse shall be expressly limited to specified collateral therefor and neither the Company or any Subsidiary, nor any of the property or assets of the Company or any Subsidiary, other than the collateral, shall be liable for the payment thereof.

          "Officer's Certificate" shall mean a certificate signed in the name of the Company by its President, one of its Vice
Presidents or its Treasurer.

          "Participant" shall mean a Person with an indirect, beneficial interest in the Notes pursuant to a participation grant ed under paragraph 11E other than a holder of a Note registered in such holder's name.

          "Person" shall mean and include an individual, a partner-ship, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

          "Plan" shall mean any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

          "Pre-Tax Income" shall mean pre-tax earnings or loss, including, without limitation, the pre-tax effect of extraordinary gains and losses, the pre-tax effect of gains and losses related to discontinued operations, and the pre-tax effect of the cumulative effect of accounting changes, all as determined in accordance with generally accepted accounting principles.

          "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

          "Responsible Officer" shall mean the chief executive officer, chief operating officer, chief financial officer, chief accounting officer, treasurer of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

          "Required Holder(s)" shall mean the holder or holders of at least 66-2/3% of the aggregate principal amount of the Notes from time to time outstanding.

          "Securities Act" shall mean the Securities Act of 1933, as am ended.

          "Senior" shall mean with respect to the Notes that the Notes are not contractually or structurally subordinated to any other unsecured Indebtedness of the Company, but it shall not imply that they are senior to any other unsecured Indebtedness that is not expressly subordinated to the Notes.

          "Significant Holder" shall mean (i) you, so long as you shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other holder of at least 10% of the aggregate principal amount of the Notes from time to time outstanding.

          "Subsidiary" shall mean any corporation organized under the laws of any state of the United States, Canada, any province of Canada or the United Kingdom, which conducts substantially all of its business in and has substantially all of its assets located therein, at least a majority of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries.

          "Substantial Part" shall mean 10% or more.

          "Transferee" shall mean any direct or indirect transferee who is a registered holder of a Note other than you.

          "Voting Stock" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     10C. Accounting Principles, Terms and Determinations. All references in this Agreement to "generally accepted accounting principles" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited, consolidated financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B.

     11.  MISCELLANEOUS.

     11A. Note Payments. The Company agrees that, so long as you shall hold any Note, it will make payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note, which comply with the terms of this Agreement, by (i) wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to or (ii) transfer of next day funds by an automated clearinghouse on the day prior to the date due to your account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as you may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. You agree that, before disposing of any Note, you will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as you have made in this paragraph 11A.

     11B. Expenses. The Company agrees to pay, and save you and any Transferee harmless against liability for the payment of, all out-of-pocket expenses reasonably incurred arising in connection with (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by you or such Transferee in connection with any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, excluding any expenses which consist of fees of in-house counsel of such holder, and (ii) the costs and expenses, including attorneys' fees, incurred by you or such Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of your or such Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case, but excluding any expenses which consist of fees of in-house counsel of such holder. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by you or any Transferee and the payment of any Note.

     11C. Consent to Amendments. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to any Note, or affect the time, amount or allocation of any prepayments, or change the proportion of the principal amount of the Notes required with respect to any consent, amendment, waiver or declaration. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     11D. Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Notes are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to reflect any principal amount not evenly divisible by $100,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing.
Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's security reasonably acceptable to the Company (which in the case of you and your Affiliates shall mean an unsecured indemnity agreement), or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

     11E. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in such Note to any Person who is a "qualified institutional buyer" (as defined in paragraph 11G below) on such terms and conditions as may be determined by such holder in its sole and absolute discretion, provided that any such participation shall be in a principal amount of at least $100,000.

     11F. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of you or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

     11G. Successors and Assigns; Transfer Restriction. All covenants and other agreements in this Agreement contained by or on behalf of either any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

     Each holder of a Note hereby agrees that it will transfer the Notes only to Persons which are believed by such holder to be a qualified institutional buyer (or a trustee representing qualified institutional buyers). For the purposes of this Agreement, the term "qualified institutional buyer" shall have the meaning set forth in Rule 144A under the Securities Act.

     11H. Disclosure to Other Persons. (i) The Company acknowledges that the holder of any Note may deliver copies of any financial statements and other documents delivered to such holder, and disclose any other information disclosed to such holder, by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement to (i) such holder's directors, officers, employees, agents and professional consultants, (ii) any other holder of any Note, (iii) any Person to which such holder offers to sell such Note or any part thereof, provided that such Person shall agree in writing to keep such information confidential pursuant to an agreement in the form of Schedule 11H (a copy of which will be forwarded to the Company promptly after receipt),
(iv) any Person to which such holder sells or offers to sell a participation in all or any part of such Note, provided that such Person shall agree in writing to keep such information confidential pursuant to an agreement in the form of Schedule 11H (a copy of which will be forwarded to the Company promptly after receipt), (v) any Person from which such holder offers to purchase any security of the Company, provided that such Person shall agree in writing to keep such information confidential pursuant to an agreement in the form of Schedule 11H (a copy of which will be forwarded to the Company promptly after receipt), (vi) any federal or state regulatory authority having jurisdiction over such holder, (vii) the National Association of Insurance Commissioners or any similar organization or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such holder, (b) in response to any subpoena or other legal process or informal investigative demand of a governmental entity or (c) in connection with any litigation to which such holder is a party.

     (ii) Subject to the foregoing, each holder of a Note and each Participant shall use reasonable efforts to hold in confidence and not disclose any Confidential Information; provided that such holder will be free, after notice to the Company, to correct any false or misleading information which may become public concerning its relationship to the Company. For purposes of this paragraph, the term "Confidential Information" shall mean information about the Company or any Subsidiary furnished by the Company or any Subsidiary to such holder, but shall not include any information
(i) which is publicly known, or otherwise known to such holder, at the time of disclosure, (ii) which subsequently becomes publicly known through no act or omission of such holder, or (iii) which otherwise becomes known to such holder other than through disclosure by the Company or any Subsidiary.

     11I. Notices. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to you, addressed to you at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as you shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and (iii) if to the Company, addressed to it at 8300 Maryland Avenue, St. Louis, Missouri 63105,
Attention: Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing; provided, however, that any such communication to the Company may also, at the option of the holder of any Note, be delivered by any other means either to the Company at its address specified above or to any officer of the Company.

     11J. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

     11K. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to you or to the Required Holder(s), the determination of such satisfaction shall be made by you or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

     11L. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York.

     11M. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     11N. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     11O. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

     11P. Conforming Debt Agreement Changes. The Company will not become or be a party to any agreement relating to any Indebtedness greater than $5,000,000 entered into after the date of this Agreement, or to any amendment of or supplement to any agreement relating to any Indebtedness greater than $5,000,000 (which amendment or supplement is entered into after the date of this Agreement), if, in any such case, the Corporation is agreeing therein to any financial covenants of a type specified in paragraph 6, which are more restrictive than the covenants set forth herein, or to other financial covenants expressly requiring the Corporation to comply with similar computable standards of financial condition or performance, unless the Corporation shall offer to amend this Agreement so as to provide the benefit of similar covenants for the benefit of the holders of the Notes for so long as such covenants are in full force under such agreement, amendment or supplement. Any such offer shall be made in writing to the holders of the Notes prior to being effected in any such agreement, amendment or supplement and, absent such offer, shall be deemed to be incorporated herein mutatis mutandis for the benefit of the holders of the Notes for so long as such covenants are in full force under such agreement, amendment or supplement unless and until the Required Holder(s) of the Notes shall otherwise consent thereto.

     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterparts of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between the Company and you.

                                   Very truly yours,

                                   Brown Group, Inc.


                                   By: Andrew M. Rosen
                                       ---------------------------------
                                       Title: Vice President & Treasurer

The foregoing Agreement is
hereby accepted as of the
date first above written.

The Prudential Insurance Company
          of America


By:  Paul L. Meiring
   -----------------
     Vice President

                           PURCHASER SCHEDULE

                                                  Aggregate
                                                  Principal
                                                  Amount of
                                                  Notes to be    Note Denom-
                                                  Purchased      ination(s)
                                                  -----------    ------------
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA       $48,774,700    $48,774,700

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

     Account No. 050-54-526
     Morgan Guaranty Trust Company of New York
     23 Wall Street
     New York, New York 10015
     (ABA No.:  021-000-238)

     Each such wire transfer shall set forth the name of the Company, a reference to "7.36% Senior Notes due October 15, 2003, Security No. !INV5229!" and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2)  Address for all notices relating to payments:

     The Prudential Insurance Company of America
     c/o Prudential Capital Group
     Four Gateway Center
     100 Mulberry Street
     Newark, New Jersey 07102-4077

     Attention:  Investment Administration Unit

(3)  Address for all other communications and notices:

     The Prudential Insurance Company of America
     c/o Prudential Capital Group
     1201 Elm Street, Suite 4900
     Dallas, Texas 75270

     Attention:  Managing Director

(4)  Recipient of telephonic prepayment notices:

     Manager, Asset Management Unit
     (201) 802-6429

(5)  Tax Identification No.:  22-1211670

                           PURCHASER SCHEDULE

                                                  Aggregate
                                                  Principal
                                                  Amount of
                                                  Notes to be    Note Denom-
                                                  Purchased      ination(s)
                                                  -----------    -----------
 PRUCO LIFE INSURANCE COMPANY                     $1,225,300     $1,225,300

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

     Account No. 000-55-455
     Morgan Guaranty Trust Company of New York
     23 Wall Street
     New York, New York 10015
     (ABA No.:  021-000-238)

     Each such wire transfer shall set forth the name of the Company, a reference to "7.36% Senior Notes due October 15, 2003, Security No. !INV5230!" and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2)  Address for all notices relating to payments:

     The Prudential Insurance Company of America
     c/o Prudential Capital Group
     Four Gateway Center
     100 Mulberry Street
     Newark, New Jersey 07102-4077

     Attention:  Investment Administration Unit

(3)  Address for all other communications and notices:

     The Prudential Insurance Company of America
     c/o Prudential Capital Group
     1201 Elm Street, Suite 4900
     Dallas, Texas 75270

     Attention:  Managing Director

(4)  Recipient of telephonic prepayment notices:

     Manager, Asset Management Unit
     (201) 802-6429

(5)  Tax Identification No.:  22-1944557

                                                        EXHIBIT A


                          [FORM OF NOTE]


                        Brown Group, Inc.


              7.36% SENIOR NOTE DUE OCTOBER 15, 2003




No. _____                                                  [Date]
$________



     FOR VALUE RECEIVED, the undersigned, Brown Group, Inc.
(herein called the "Company"), a corporation organized and existing under the laws of the State of New York, hereby promises to pay to ____________________________ ___________________________, or
registered assigns, the principal sum of _________________________ DOLLARS on October 15, 2003, with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the rate of 7.36% per annum from the date hereof, payable quarterly on the 15th day of January, April, July and October in each year, commencing with the next such date succeeding the date hereof, and upon the date at which the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Yield-Maintenance Amount (as defined in the Note Agreement referred to below), payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum for the period overdue from time to time equal to the greater of (i) 9.36% or (ii) 2.0% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

     Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

     This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Note Agreement, dated as of October 24, 1995 (herein called the "Agreement"), between the Company, The Prudential Insurance Company of America and Pruco Life Insurance Company and is entitled to the benefits thereof.

     This Note is a registered Note and, as provided in the Agree-ment, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of trans-fer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     The Company agrees to make required prepayments of principal on the dates and in the amounts specified in the Agreement. This
Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

     In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

     This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the law of such State.


                                   Brown Group, Inc.


                                   By: _________________________
                                         Title:

                                                      EXHIBIT B-1
              [FORM OF OPINION OF COMPANY'S COUNSEL]

                 [Letterhead of Robert D. Pickle]

                                                       Date of Closing

The Prudential Insurance Company of America
Pruco Life Insurance Company
c/o Prudential Capital Group
Three Gateway Center
100 Mulberry Street
Newark, New Jersey 07102


Ladies and Gentlemen:

     I am the General Counsel of Brown Group, Inc. (the "Company") and am familiar with the Note Agreement, dated as of October 24, 1995, between the Company and you (the "Note Agreement"), pursuant to which the Company has issued to you today 7.36% Senior Notes due October 15, 2003 of the Company in the aggregate principal amount of $50,000,000. All terms used herein that are defined in the Note Agreement have the respective meanings specified in the Note Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3A of the Note Agreement and with the understanding that you are purchasing the Notes in reliance on the opinions expressed herein.

     In this connection, I have examined such certificates of public officials, certificates of officers of the Company and copies certified to my satisfaction of corporate documents and records of the Company and of other papers, and have made such other investigations, as I have deemed relevant and necessary as a basis for my opinion hereinafter set forth. I have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established. With respect to the opinion expressed in paragraph 3 below, I have also relied upon the representation made by you in paragraph 9A of the Note Agreement.

     Based on the foregoing, it is my opinion that:

          1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of New York.

          2. The Note Agreement and the Notes have been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of the Company, and are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          3. It is not necessary in connection with the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreement to register the Notes under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

          4. The extension, arranging and obtaining of the credit represented by the Notes do not result in any violation of Regulation G, T or X of the Board of Governors of the Federal
Reserve System.

          5. The execution and delivery of the Note Agreement and the Notes, the offering, issuance and sale of the Notes and fulfillment of and compliance with the respective provisions of the Note Agreement and the Notes do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, or require any authorization, consent, approval, exemption or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any applicable law (including any securities or Blue Sky law), statute, rule or regulation or (insofar as is known to us me after having made due inquiry with respect thereto) any agreement (including, without limitation, any agreement listed in Schedule 8G to the Note Agreement), instrument, order, judgment or decree to which the Company or any of its Subsidiaries is a party or otherwise subject.

     A copy of this letter may be delivered by you or any Transferee to any Person to which you or such Transferee sells or offers to sell any Note or a participation in any Note, and such Person may rely upon this letter as if it were addressed and had been delivered to such Person on the date hereof. Subject to the foregoing, this letter may be relied upon by you only in connection with the transactions contemplated by the Agreement and may not be used or relied upon by you or any other Person for any other purpose whatsoever, without my prior written consent.


                                             Very truly yours,

                                                       EXHIBIT B-2

          [FORM OF OPINION OF COMPANY'S SPECIAL COUNSEL]

                 [Letterhead of Bryan Cave, LLP]

                                                       Date of Closing

The Prudential Insurance Company of America
Pruco Life Insurance Company
c/o Prudential Capital Group
Three Gateway Center
100 Mulberry Street
Newark, New Jersey 07102


Ladies and Gentlemen:

     We have acted as special counsel for Brown Group, Inc. (the "Company") in connection with the Note Agreement, dated as of October 24, 1995, between the Company and you (the "Note Agreement"), pursuant to which the Company has issued to you today 7.36% Senior Notes due October 15, 2003 of the Company in the aggregate principal amount of $50,000,000. All terms used herein that are defined in the Note Agreement have the respective meanings specified in the Note Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3A of the Note Agreement and with the understanding that you are purchasing the Notes in reliance on the opinions expressed herein.


     In this connection, we have examined such certificates of public officials, certificates of officers of the Company and copies certified to our satisfaction of corporate documents and records of the Company and of other papers, and have made such other investigations, as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. We have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established. With respect to the opinion expressed in paragraph 3 below, we have also relied upon the representation made by you in paragraph 9A of the Note Agreement.

     Based on the foregoing, it is our opinion that:

          1. A court applying the conflicts of laws principles of the State of New York would give effect to the choice of law provisions of the Note Agreement and the Notes and would not apply the substantive law of the State of Missouri to the Note Agreement or the Notes.

     A copy of this letter may be delivered by you or any Transferee to any Person to which you or such Transferee sells or offers to sell any Note or a participation in any Note, and such Person may rely upon this letter as if it were addressed and had been delivered to such Person on the date hereof. Subject to the foregoing, this letter may be relied upon by you only in connection with the transactions contemplated by the Agreement and may not be used or relied upon by you or any other Person for any other purpose whatsoever, without our prior written consent.


                                             Very truly yours,

                                                       Schedule 6F


                       BROWN GROUP, INC.
                         EXISTING LIENS




*    The Industrial Development Authority of the City of
     Fredericktown, Missouri Industrial Revenue Bonds (Brown
     Group) Series 1979.

          Fredericktown Warehouse            $3,500,000 Outstanding
                                             10/01/09 Maturity Date

                                                       Schedule 8G

                       BROWN GROUP, INC.
              AGREEMENTS RESTRICTING INDEBTEDNESS




*    $200 Million Revolving Credit Agreement (expiring 12/31/99)

           Credit Agreement dated as of December 22, 1993
           (amended February 15, 1995 and September 27, 1995) among the Borrower, the Lenders listed on the signature pages thereof, The First National Bank of Chicago, as Agent, and the Boatmen's National Bank of
           St. Louis and Citibank, N.A., as co-Agents.

                                                       Schedule 11H

                                                [date]

Brown Group, Inc.
8300 Maryland Avenue
St. Louis, Missouri 63105

[Name of selling Note holder]
[address]
[city, state zip]

Ladies and Gentlemen:

        In connection with our possible interest in purchasing 7.36% Senior Notes due October 15, 2003 (the "Notes") of Brown Group, Inc. (the "Company"), [name of selling Note holder] or the Company may furnish us with certain information that is non-public, confidential or proprietary in nature. The possible purchase of the Notes is referred to herein as the "Transaction".

        As used herein, "Confidential Information" means information about the Company or the Transaction furnished by [name of selling Note holder] or the Company to us and the fact that we are considering the Transaction, but does not include information (i) which was publicly known or otherwise known to us, at the time of disclosure, (ii) which subsequently becomes publicly known through no act or omission by us, or (iii) which otherwise becomes known to us, other than through disclosure by [name of selling Note holder] or the Company.

        We agree that we will use our reasonable efforts to hold in confidence and not to disclose the Confidential Information, except (a) as may be required by law, and (b) to our and our subsidiaries' officers, directors, employees, agents and professional consultants in connection with the Transaction; provided that we will be free, after notice to [name of selling Note holder] and the Company, to correct any false or misleading information which may become public concerning our relationship to the Company or to the Transaction.

        Upon termination of our consideration of the Transaction, we will if requested by the Company, return to the Company all documents furnished by [name of selling Note holder] or the Company to us containing Confidential Information which have not theretofore been destroyed or returned to the Company.

        Please confirm your agreement with the foregoing by signing and returning to us the enclosed copy of this letter.

                                        Very truly yours,

                                        [name of proposed buyer]

                                        By:__________________________
                                                 Title

Accepted and Agreed to:

BROWN GROUP, INC.

By:__________________________
        Title

[name of selling Note holder]

By:__________________________
        Title